Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus and Prospectus Supplement of Acer Therapeutics Inc. of our report dated March 7, 2018, relating to the consolidated financial statements of Acer Therapeutics Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus and Prospectus Supplement.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

November 9, 2018